Exhibit 10.28

CITY OF OSCEOLA, ARKANSAS

to

REGIONS BANK

Little Rock, Arkansas

as Trustee

FIRST SUPPLEMENTAL TRUST INDENTURE

Dated as of April 24, 2007

$100,000,000 City of Osceola, Arkansas Solid Waste Disposal Revenue Bonds (Plum Point Energy Associates, LLC Project), Series 2006

FIRST SUPPLEMENTAL TRUST INDENTURE

TABLE OF CONTENTS

(This Table of Contents is not a part of the First Supplemental Trust Indenture and is only for convenience of reference.)

Parties		1
Recitals		1

	ARTICLE I
	AMENDMENTS AND SUPPLEMENTS TO ORIGINAL INDENTURE

Section 1.1	Definitions	2
Section 1.2	Notices	2

	ARTICLE II
	MISCELLANEOUS

Section 2.1	Original Indenture	3
Section 2.2	Severability	3
Section 2.3	Applicable Provisions of Law	3
Section 2.4	Counterparts	3
Section 2.5	Captions	3

Signatures and Seals		4
Consent of Company		5
Consent of Credit Provider		6

FIRST SUPPLEMENTAL TRUST INDENTURE

This FIRST SUPPLEMENTAL TRUST INDENTURE, dated as of April 24, 2007, by and between the CITY OF OSCEOLA, ARKANSAS, a municipality organized and existing under the laws of the State of Arkansas (the “Issuer”), and REGIONS BANK, a banking association organized under and existing by virtue of the laws of the State of Alabama, with a corporate trust office in Little Rock, Arkansas (the “Trustee”).

W I T N E S S E T H:

WHEREAS, the Issuer is authorized and empowered under the laws of the State of Arkansas, including particularly Title 14, Chapter 267 of the Arkansas Code of 1987 Annotated (the “Act”), to issue revenue bonds and to expend the proceeds thereof to finance the acquisition, construction, reconstruction, extension, equipment or improvement of pollution control facilities for the disposal or control of sewage, solid waste, water pollution, air pollution, or any combination thereof; and

WHEREAS, pursuant to and in accordance with the provisions of the Act, the Issuer has issued its Solid Waste Disposal Revenue Bonds (Plum Point Energy Associates, LLC Project), Series 2006, in the aggregate principal amount of $100,000,000 (the “Bonds”), and has lent the proceeds thereof to Plum Point Energy Associates, LLC, a Delaware limited liability company (the “Company”), for the purpose of financing the cost of acquiring, constructing and equipping an undivided interest in certain sewage and solid waste disposal facilities at the Plum Point Energy Station of the Company and others, such loan being upon the terms and conditions set forth in a Loan Agreement dated as of April 1, 2006, by and between the Issuer and the Company; and

WHEREAS, the Bonds are secured by a Trust Indenture dated as of April 1, 2006 (the “Original Indenture”), by and between the Issuer and the Trustee; and

WHEREAS, as further security for the Bonds the Company delivered to the Trustee an irrevocable letter of credit issued by Credit Suisse, New York Branch, for the benefit of the owners from time to time of the Bonds, and in substitution thereof proposes to deliver to the Trustee an irrevocable letter of credit issued by The Royal Bank of Scotland plc (the “RBS Letter of Credit”); and

WHEREAS, the RBS Letter of Credit constitutes an “Alternate Credit Enhancement” and an “Alternate Liquidity Facility” under the provisions of the Original Indenture; and

WHEREAS, the purpose of this First Supplemental Trust Indenture is to amend and supplement the Original Indenture in connection with the issuance and delivery of the RBS Letter of Credit to the Trustee and is being executed and delivered pursuant to the provisions of Section 14.1 of the Original Indenture;

NOW, THEREFORE, KNOW ALL MEN BY THESE PRESENTS, THIS FIRST SUPPLEMENTAL TRUST INDENTURE WITNESSETH:

ARTICLE I

AMENDMENTS AND SUPPLEMENTS TO ORIGINAL INDENTURE

Section 1.1. Definitions. Article I of the Original Indenture is hereby amended by substituting the following definition of “Mandatory Purchase Date”:

“Mandatory Purchase Date” — (i) With respect to a Flexible Rate Bond, the first Business Day following the last day of each Flexible Rate Period with respect to such Bond, (ii) for Bonds in the Term Rate Mode, on the first Business Day following the last day of each Term Rate Period, (iii) any Mode Change Date (except a change in Mode between the Daily Mode and the Weekly Mode), (iv) any Substitution Date, (v) the fifth Business Day prior to the Expiration Date (other than as a result of an Automatic Termination Event), (vi) for Bonds in the Daily Mode or Weekly Mode, any Business Day specified by the Company not less than twenty (20) days after the Trustee’s receipt of such notice, and (vii) the date specified by the Trustee following receipt of notice from the Credit Provider, before the seventh (7th) calendar day after the presentation of demand for a drawing under the Credit Enhancement to pay regularly scheduled interest on the Bonds, that there shall be no reinstatement of the amount so drawn under the terms of the Credit Enhancement, which date shall be a Business Day not more than five (5) days after the Trustee’s receipt of such notice.

Section 1.2. Notices. Section 16.2 of the Original Indenture is hereby amended to substitute the following address of the “Credit Provider”:

Credit Provider:	Royal Bank of Scotland plc
101 Park Avenue
New York, New York 10178
Attention: Letter of Credit Department

ARTICLE II

MISCELLANEOUS

Section 2.1. Original Indenture. The provisions of the Original Indenture, as amended and supplemented by this First Supplemental Trust Indenture, shall continue in full force and effect.

Section 2.2. Severability. If any provisions of this First Supplemental Trust Indenture shall be held or deemed to be or shall, in fact, be inoperative or unenforceable as applied in any particular case in any jurisdiction or jurisdictions or in all jurisdictions or in all cases because it conflicts with any provisions or any constitution or statute or rule of public policy, or for any other reason, such circumstances shall not have the effect of rendering the provision in question inoperative or unenforceable in any other case or circumstance, or of rendering any other provision or provisions herein contained invalid, inoperative or unenforceable to any extent whatever.

The invalidity of any one or more phrases, sentences, clauses or paragraphs in this First Supplemental Trust Indenture contained shall not affect the remaining portions of this First Supplemental Trust Indenture or any part thereof.

Section 2.3. Applicable Provisions of Law. This First Supplemental Trust Indenture shall be considered to have been executed in the State of Arkansas and it is the intention of the parties that the substantive law of the State of Arkansas govern as to all questions of interpretation, validity and effect.

Section 2.4. Counterparts. This First Supplemental Trust Indenture may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

Section 2.5. Captions. The captions or headings in this First Supplemental Trust Indenture are for convenience only and in no way define, limit or describe the scope or intent of any provisions or sections of this First Supplemental Trust Indenture.

IN WITNESS WHEREOF, the Issuer has caused these presents to be signed in its name and behalf by its Mayor and its corporate seal to be hereunto affixed and attested by its Clerk, and, to evidence its acceptance of the trust hereby created, the Trustee has caused these presents to be signed in its behalf by its duly authorized officer.

CITY OF OSCEOLA, ARKANSAS

By:	[ILLEGIBLE]
Mayor

ATTEST:

[ILLEGIBLE]
City Clerk

(SEAL)

REGIONS BANK
Little Rock, Arkansas
Trustee

By:	[ILLEGIBLE]
Vice President
Title

CONSENT OF COMPANY

Plum Point Energy Associates, LLC, as party to the Loan Agreement dated as of April 1, 2006, by and between the undersigned and the City of Osceola, Arkansas, hereby consents to and approves the execution and delivery of the foregoing First Supplemental Trust Indenture dated as of April 24, 2007, by and between the City of Osceola, Arkansas and Regions Bank, Little Rock, Arkansas, as Trustee, which amends and supplements the Trust Indenture dated as of April 1, 2006, securing the Bonds identified therein.

Plum Point Energy Associates, LLC waives all publication and notice to which it is entitled by the provisions of the Trust Indenture dated as of April 1, 2006, the Loan Agreement dated as of April 1, 2006, or by law.

PLUM POINT ENERGY ASSOCIATES, LLC

By:	[ILLEGIBLE]
Senior Vice President and Treasurer
Title

CONSENT OF CREDIT PROVIDER

Royal Bank of Scotland plc, as issuer of Irrevocable Letter of Credit No. LCA 1461 NY NY, dated April 24, 2007, hereby consents to and approves the execution and delivery of the foregoing First Supplemental Trust Indenture dated as of April 24, 2007, by and between the City of Osceola, Arkansas and Regions Bank, Little Rock, Arkansas, as Trustee, which amends and supplements the Trust Indenture dated as of April 1, 2006, securing the Bonds identified therein.

Royal Bank of Scotland plc waives all publication and notice to which it is entitled by the provisions of the Trust Indenture dated as of April 1, 2006, or by law.

ROYAL BANK OF SCOTLAND PLC

By:	/s/ Richard Randall
Richard Randall
Managing Director